UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 4, 2017

NOODLES & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-35987	84-1303469
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

520 Zang Street, Suite D, Broomfield, CO	80021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 214-1900

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of General Counsel and Secretary
On December 4, 2017, Paul Strasen informed the Board of Directors (the “Board”) of Noodles & Company (the “Company”) that he intends to resign his position as Executive Vice President, General Counsel and Secretary of the Company as of December 29, 2017 (the “Transition Date”). In connection therewith, the Compensation Committee of the Board approved a Transition Agreement with Mr. Strasen. Pursuant to the Transition Agreement, Mr. Strasen will assume the titles Of Counsel and Assistant Secretary of the Company from the Transition Date through January 2, 2019 or such other date as shall be agreed (the “Termination Date”). In connection with Mr. Strasen’s resignation, Melissa Heidman will assume the position of Acting General Counsel and Secretary of the Company effective December 29, 2017.
Transition Agreement with Mr. Strasen
The following summary of the Transition Agreement is qualified in its entirety by reference to the complete terms and conditions of the Transition Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Pursuant to the Transition Agreement, Mr. Strasen will receive a base salary of $125,000 per year and is eligible to receive (i) an annual bonus for 2017 (payable in the first quarter of 2018), determined as if Mr. Strasen had remained an executive officer of the Company and (ii) an annual bonus for 2018 (payable in the first quarter of 2019), if and to the extent determined by the Compensation Committee of the Board or its delegate in its sole discretion. Additionally, Mr. Strasen is entitled to an equity award for 2017 (granted in 2017 or 2018) pursuant to the Company’s 2010 Stock Incentive Plan, determined as if Mr. Strasen had remained an executive officer of the Company, provided that, subject to Mr. Strasen’s continued employment until the Termination Date, no less than twenty-five percent (25%) of such award shall be vested upon the Termination Date. In addition, Mr. Strasen will continue to participate in Company employee benefit plans through the Termination Date, subject to applicable plan terms. Mr. Strasen will remain bound by various confidentiality, noncompetition and nonsolicitation obligations pursuant to other agreements he previously entered into with the Company.
If the Transition Agreement is terminated by the Company without cause, Mr. Strasen will be entitled to receive the above-described compensation at the times specified in the Transition Agreement, subject to entering into a mutual release of claims with the Company.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

The following exhibits are furnished as part of this Report:

Exhibit Number	Description
10.1	Transition Agreement, dated December 4, 2017, between Noodles & Company and Paul Strasen

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noodles & Company

By:	/s/ DAVE BOENNIGHAUSEN
Name:	Dave Boennighausen
Title:	Chief Executive Officer

DATED: December 6, 2017